    As filed with the Securities and Exchange Commission on August 5, 1997

                             Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TERRA INDUSTRIES INC.
              (Exact name of issuer as specified in its charter)

              Maryland                                52-1145429
       (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)             Identification Number)

                                 Terra Centre
                               600 Fourth Street
                            Sioux City, Iowa  51101
                   (Address of principal executive offices)

                Terra Industries Inc. 1997 Stock Incentive Plan
                           (Full title of the plan)


                           George H. Valentine, Esq.
        Senior Vice President, Corporate Secretary and General Counsel
                             Terra Industries Inc.
                                 Terra Centre
                               600 Fourth Street
                            Sioux City, Iowa  51101
                                (712) 277-7302
                    (Name, address, including zip code and
         telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                             Proposed        Proposed
                                             maximum         maximum
                                 Amount      offering        aggregate     Amount of
Title of                         to be       price           offering      registration
securities to be registered    registered    per share /(1)/ price /(1)/   fee
-----------------------------------------------------------------------------------------------
Common Shares,                  3,800,000    $ 12.4375       $ 47,262,500  $  14,322
without par value
===============================================================================================

Estimated solely for the purpose of determining the amount of the registration fee and calculated in accordance with Rule 457(c).

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed with the Commission (File No. 1-8520) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; (iii) the Company's Current Reports on Form 8-K dated February 27, 1997 and April 14, 1997; and (iv) the description of the Common Shares set forth in the Registration Statement on Form 8-A dated May 2, 1988.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

Item 5.  Interests of Named Experts and Counsel

         George H. Valentine, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who owns less than 1% of the total outstanding Common Shares, has passed upon certain legal matters regarding the issuance of the Common Shares.

Item 6.  Indemnification of Directors and Officers

         As permitted by the Maryland General Corporation Law ("MGCL"), Article SEVENTH, Paragraph (8) of the Registrant's Charter provides for indemnification of directors and officers of the Registrant as follows:

              The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

         The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the directors or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. The Registrant also maintains directors and officers liability insurance.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant's Charter contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 8.  Exhibits

         5  Opinion of George H. Valentine, Esq.

      23.1  Consent of Deloitte & Touche LLP.

      23.2  Consent of George H. Valentine, Esq. (included in Exhibit 5).

        24  Powers of Attorney.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on it behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa on the 4th day of August, 1997.


                                TERRA INDUSTRIES INC.

                                By:  /s/ George H. Valentine
                                     -----------------------
                                     George H. Valentine
                                     Senior Vice President, Corporate Secretary
                                     and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title
     ---------                    -----

William R. Loomis, Jr.*        Chairman of the Board and Director

Burton M. Joyce*               President and Chief Executive Officer
                               and Director (Principal Executive Officer)

Francis G. Meyer*              Senior Vice President, Chief Financial Officer
                               (Principal Financial Officer)

Robert E. Thompson*            Vice President,Controller
                               (Principal Accounting Officer)

Edward G. Beimfohr*            Director

Carol L. Brookins*             Director

Edward M. Carson*              Director

David E. Fisher*               Director

Anthony W. Lea*                Director

John R. Norton III*            Director

Henry R. Slack*                Director

                                             Date: August 4, 1997

                                             *By:  /s/ George H. Valentine
                                                   -----------------------
                                                   George H. Valentine
                                                   Attorney-in-fact